                                                              Exhibit 2.1


            SECOND AMENDMENT TO CONTRACT OF SALE

     THIS SECOND AMENDMENT TO CONTRACT OF SALE (this "Amendment") made as of this 19th day of June, 1996, by and between GOSHEN ASSOCIATES, a New York general partnership ("Carriage Seller"), GRAMATAN ASSOCIATES, a New York general partnership and WAKEFIELD ASSOCIATES, a New York general partnership (Gramatan Associates and Wakefield Associates are herein collectively referred to as "Georgetown Seller"), SCENIC GARDENS ASSOCIATES, a New York general partnership ("Lakeshore Seller"), and KINGSTON ASSOCIATES, a New York general partnership ("Sunset Seller"), each having its principal office at 245 Saw Mill River Road, Hawthorne, New York 10532 (Carriage Seller, Georgetown Seller, Lakeshore Seller and Sunset Seller shall be collectively referred to herein as "Seller"), and HOME PROPERTIES OF NEW YORK, L.P., a New York limited partnership, having its principal office at 850 Clinton Square, Rochester, New York 14604 ("Buyer").


                    W I T N E S S E T H :


WHEREAS, Seller and Buyer have entered into a Contract of Sale (the "Contract of Sale") dated as of May 1, 1996 with respect to the sale and purchase of the Carriage Property, the Georgetown Property, the Lakeshore Property and the Sunset Property, as such capitalized terms are defined in the Contract of Sale (the Carriage Property, the Georgetown
Property, the Lakeshore Property and the Sunset Property shall be individually referred to herein as the "Property" and collectively referred to herein as the "Properties");

WHEREAS, the parties entered into that certain Amendment to Contract of Sale dated May 21, 1996, pursuant to which, among other things, the parties agreed to a reduction of the purchase price for the Properties and Buyer waived all rights to terminate the Contract of Sale except as may be expressly provided under paragraphs 13 and 15 of the Contract of Sale (the "Contract of Sale as amended by the Amendment to Contract of Sale shall be referred to herein as the "Contract"); and

WHEREAS, Seller and Buyer have mutually agreed upon the allocation of the purchase price among the four Properties and are desirous of reducing such agreement to writing.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Seller and Buyer hereby agree as follows:

1. The above recitals constitute a material part of this Amendment and hereby are incorporated herein by this reference as if more fully set forth herein.

2.  Buyer and Seller hereby each agree that the Purchase
Price as defined in the Contract is allocated among the four
(4) Properties, as follows:

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     Sunset Property               $5,300,000.00
     Carriage Property             $4,350,000.00
     Lakeshore Property            $4,375,000.00
     Georgetown Property           $3,350,000.00
                    Total               $17,375,000.00

3. Buyer hereby assigns to Sunset Garden Limited Partnership, for no additional consideration, all of Buyer's rights, interests and obligations under the Contract to purchase the Sunset Property and Seller hereby consents to such assignment. By executing this Amendment, Sunset Garden Limited Partnership hereby agrees to assume all of Buyer's obligations and liabilities under the Contract with respect to the acquisition of the Sunset Property, including, without limitation, the tax deferred exchange obligations set forth in paragraph 32 of the Contract of Sale; provided, however, that Buyer shall be jointly and severally liable under the Contract for any and all obligations on the part of Sunset Garden Limited Partnership to be performed.

4. Except as amended hereby, the Contract is hereby ratified and confirmed by the parties hereto. In the event of any conflict between the Contract and this Amendment, this Amendment shall prevail and govern. This Amendment shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective successors and assigns.


IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.


                         SELLER:

                         GOSHEN ASSOCIATES
                         By:

                         /s/ Samuel Ginsburg
                         --------------------------------
                         Samuel Ginsburg, General Partner

                         GRAMATAN ASSOCIATES
                         By:

                         /s/ Samuel Ginsburg
                         --------------------------------
                         Samuel Ginsburg, General Partner

                         WAKEFIELD ASSOCIATES
                         By:

                         /s/ Samuel Ginsburg
                         --------------------------------
                         Samuel Ginsburg, General Partner

                         SCENIC GARDENS ASSOCIATES
                         By:

                         /s/ Samuel Ginsburg
                         --------------------------------
                         Samuel Ginsburg, General Partner

                         KINGSTON ASSOCIATES
                         By:

                         /s/ Samuel Ginsburg
                         --------------------------------
                         Samuel Ginsburg, General Partner




                         BUYER:

WITNESS                  HOME PROPERTIES OF NEW YORK, L.P.
By:                      By:  Home Properties of New York, Inc., General Partner

/s/ Robin Stein                     /s/ Ann M. McCormick
------------------------            ---------------------_(Seal)
Name:  Robin Stein            Name: Ann M. McCormick
Title: Assistant Counsel      Title:   Vice President



WITNESS                  SUNSET GARDEN LIMITED PARTNERSHIP
By:                      By:  Home Properties of New York, Inc., General Partner
                         By:  Home Properties of New York, L.P., General Partner

/s/ Robin Stein                     /s/ Ann M. McCormick
------------------------      -----------------------------(Seal)
Name:  Robin Stein            Name: Ann M. McCormick
Title: Assistant Counsel      Title:   Vice President

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

                AMENDMENT TO CONTRACT OF SALE

     THIS AMENDMENT TO CONTRACT OF SALE (this "Amendment") made as of this 21st day of May, 1996, by and between GOSHEN ASSOCIATES, a New York general partnership ("Carriage Seller"), GRAMATAN ASSOCIATES, a New York general partnership and WAKEFIELD ASSOCIATES, a New York general partnership (Gramatan Associates and Wakefield Associates are herein collectively referred to as "Georgetown Seller"), SCENIC GARDENS ASSOCIATES, a New York general partnership ("Lakeshore Seller"), and KINGSTON ASSOCIATES, a New York general partnership ("Sunset Seller"), each having its principal office at 245 Saw Mill River Road, Hawthorne, New York 10532 (Carriage Seller, Georgetown Seller, Lakeshore Seller and Sunset Seller shall be collectively referred to herein as "Seller"), and HOME PROPERTIES OF NEW YORK, L.P., a New York limited partnership, having its principal office at 850 Clinton Square, Rochester, New York 14604 ("Buyer").

                    W I T N E S S E T H :

WHEREAS, Seller and Buyer have entered into a Contract of Sale (the "Contract of Sale") dated as of May 1, 1996 with respect to the sale and purchase of the Carriage Property, the Georgetown Property, the Lakeshore Property and the Sunset Property, as such capitalized terms are defined in the Contract of Sale (the Carriage Property, the Georgetown
Property, the Lakeshore Property and the Sunset Property shall be individually referred to herein as the "Property" and collectively referred to herein as the "Properties");

WHEREAS, pursuant to the Contract of Sale, Buyer was granted a period of time (defined in the Contract of Sale as the "Due Diligence Period") in order to inspect the Properties, Seller's books and records pertaining to the Properties and other information relating to the Properties, and a period of time (defined in the Contract of Sale as the "Tax Credit Period") in order to attempt to obtain the Eligibility Letter, as such capitalized term is defined in the Contract of Sale, with respect to the Sunset Property, all as provided in paragraph 12 of the Contract of Sale;

WHEREAS, Buyer has notified Seller that it is now satisfied with the Properties and is desirous of waiving all rights to terminate the Contract of Sale, including without limitation, all rights under paragraphs 4 and 12 of the Contract of Sale to terminate the Contract of Sale, with respect to all of the Properties (except as may be expressly provided under paragraphs 13 and 15 of the Contract of Sale) and shall deliver to Escrow Agent the Second Deposit (as such capitalized terms are defined in the Contract of Sale) pursuant to the terms of the Contract of Sale, provided this Amendment is executed and delivered by the parties; and

WHEREAS, the parties hereto are desirous of reducing their agreement to writing.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Seller and Buyer hereby agree as follows:

1. The above recitals constitute a material part of this Amendment and hereby are incorporated herein by this reference as if more fully set forth herein.

2.  Buyer and Seller hereby each agree that the Purchase
Price as defined and set forth in paragraph 2 of the Contract of Sale is hereby reduced by Six Hundred Twenty
Five Thousand and 00/100 ($625,000.00) Dollars so that the
Purchase Price for the Properties is and shall be Seventeen
Million Three Hundred Seventy Five and 00/100
($17,375,000.00) Dollars.

3. Buyer hereby irrevocably and unconditionally waives any and all rights to terminate the Contract of Sale, as amended hereby (the Contract of Sale as amended hereby shall be referred to herein as the "Amended Contract"), including without limitation, all rights to terminate the Contract of Sale under paragraphs 4 and 12 of the Contract of Sale with respect to all of the Properties (except as may be expressly provided in paragraphs 13 and 15 of the Contract of Sale). The foregoing waiver of any and all rights to terminate shall include, but is not limited to, the irrevocable and unconditional waiver by Buyer of any and all rights of Buyer to terminate the Contract of Sale under paragraph 12(b) with respect to obtaining the Eligibility Letter for the Sunset Property. The Buyer hereby understands and agrees that Seller has agreed to the reduction in the Purchase Price as set forth in paragraph 2 above only on the condition that Buyer waive any and all of such rights to terminate the Contract with respect to all of the Properties under the Contract except as may be expressly provided in paragraphs 13 and 15 of the Contract of Sale. The Buyer shall deliver to the Escrow Agent the Second Deposit (as such capitalized terms are defined in the Contract of Sale) pursuant to the terms of the Contract of Sale.

4. Buyer and Seller hereby agree that in the event either Lender or both of the Lenders (as such capitalized terms are defined in the Contract of Sale) charges, assesses and/or imposes any assumption fees, prepayment premiums, prepayment penalties, yield maintenance payments and/or any other costs, expenses and/or charges, including without limitation, attorneys' fees, costs, expenses and charges (all of the foregoing shall be referred to herein collectively, as "Assumption Fees") in connection with the assumption of the loans (the "Loans") evidenced by the Loan Documents (as such capitalized term is defined in the Contract of Sale) by Buyer or any modification thereof and/or conditions the granting of its or their consent to the sale of the Properties by Seller to Buyer on the payment of such Assumption Fees, Buyer and Seller hereby agree as follows: Buyer and Seller each hereby agree to split all of such Assumption Fees equally so that Buyer shall pay fifty (50%) percent of all Assumption Fees and Seller shall pay fifty (50%) percent of all Assumption Fees, provided, however, Seller's obligation to pay fifty (50%) percent of all such Assumption Fees as hereinabove provided shall be limited to Fifty Thousand and 00/100 ($50,000.00) Dollars in total. In the event the total amount of the Assumption Fees exceeds One Hundred Thousand and 00/100 ($100,000.00) Dollars, then in such event Buyer shall be obligated to pay any and all Assumption Fees which are in excess of

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One Hundred Thousand and 00/100 ($100,000.00) Dollars in
addition to its 50% share of the said $100,000 portion of the Assumption Fees. Any and all of such Assumption Fees shall be paid by Seller and Buyer pursuant to the foregoing terms at closing or earlier if either or both of such Lenders shall otherwise require the same to be paid prior to closing. Notwithstanding any of the foregoing, in the event Buyer agrees to an assumption of the Loans (or Loan) and/or modification of the Loan Documents for a term which is longer than one (1) year from the date of closing, Buyer shall pay any and all of such Assumption Fees which the Lender or Lenders shall charge, assess and/or impose as a result of the term or terms of the Loans (or Loan) being for a period of longer than one (1) year. In connection with the foregoing, Seller and Buyer hereby agree that:

(a). the last sentence of the first paragraph of subdivision
2(c) of the Contract of Sale is hereby deleted in its entirety.

(b). the fourth (4th) sentence of the second (2nd) paragraph of subdivision 2(c) of the Contract of Sale is hereby deleted in its entirety.

5. Buyer and Seller hereby understand and agree that paragraph 8 of the Contract of Sale shall be amended and deemed hereby to be amended by deleting said paragraph 8 in its entirety from the Contract of Sale and inserting in lieu thereof the following:

     "8. Date and Place of Closing. Settlement, the delivery of the Deeds and all other "Closing Documents" (as hereinafter defined) in exchange for the Purchase Price and the closing of title (hereinafter referred to as the "Closing") shall take place in escrow, by mail, at the office of the Escrow Agent on the Closing date (except as provided below). Buyer and Seller hereby agree that the Closing date for all four (4) Properties shall be the later of (i) July 1, 1996 and (ii) the date on which the Lenders and Buyer execute and deliver all loan documents and modifications to the Loan Documents which the Lenders shall require in order to approve the assumption of the Loans by Buyer, it being specifically understood and agreed that Seller shall not be responsible for any delay in the Closing caused by Buyer and/or the Lenders, however, Seller hereby agrees that it will cooperate with Buyer and the Lenders in good faith in order to obtain the Lenders' approval of the assumption, and that the Closing and the Closing date shall be subject to the following terms and conditions: (i) Seller shall have the right to elect in its sole and absolute discretion to extend the Closing date and to lease on a triple net basis to Buyer one or more or all of the Properties pursuant to a triple net lease (the "Lease") and
(ii) Seller shall make such election to lease to Buyer any one, or more, or all of the Properties within five (5) days of the Closing date. The Lease shall contain the following terms and conditions and otherwise shall be in form and substance mutually acceptable to both Seller and Buyer:

(i) The commencement of the Lease shall be the date on which any of the Properties, for which Seller has not made such election, shall close under the Amended Contract, or if Seller shall make such election with respect to all such Properties, then the

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
commencement of the Lease shall be the
date on which the Closing would have occurred hereunder;
(ii) The term of the Lease shall be for a period of four (4) months, subject to the right of Seller, in Seller's sole discretion, to terminate the Lease at any time and from time to time and to require Buyer to purchase such Property or Properties (which are subject to the Lease) pursuant to the terms of the Amended Contract to close in which event the Closing date for such Property or Properties (hereinafter the "Leased Property or the "Leased Properties") shall be at any time (at Seller's election) within thirty (30) days of the delivery of such notice to Buyer. If Seller does not exercise such right to terminate the Lease for any of the Leased Properties, the Closing date of the Leased Properties shall occur on the day immediately following the expiration of such four (4) month period;
(iii) Buyer shall deposit with the Escrow Agent (defined in the Contract of Sale) upon the Lease execution the cash portion of the Purchase Price (the "Cash Portion") pursuant to paragraph 2(b)(ii) of the Contract of Sale, which Cash Portion shall be either applied to the Purchase Price for the Leased Properties at the closing therefor or, in the event Buyer defaults under the Lease and/or the Amended Contract for a period beyond any applicable notice and/or grace period, Seller at its option shall have the right to elect that the Cash Portion be paid to Seller as liquidated damages (in addition to the Contract Deposit under the Amended Contract) and to terminate the Lease and/or the Amended Contract or Seller shall have the right at its option to pursue any and all rights and remedies under the Lease, at law or in equity, including without limitation, specific performance of Buyer's obligations under the Amended Contract. All interest earned on the Cash Portion shall be payable to Seller in all instances (except as provided below) and shall be paid to Seller at the time the Cash Portion is paid to Seller pursuant to the terms hereof. In the event that Seller defaults under the Amended Contract for a period beyond any applicable notice and/or grace period, the Escrow Agent shall return the Cash Portion, with interest, to Buyer, and Buyer shall have the right to pursue any and all rights and remedies under the Amended Contract, at law or in equity in the event of such a default by Seller;
(iv) All terms and obligations of Buyer under the Lease shall be triple net to Seller so that the rent shall be absolutely net to Seller and shall be in the amount of all interest and principal due under the Loan Documents encumbering the Leased Properties, it being understood and agreed that Buyer shall receive a credit to the Purchase Price at closing in the amount of any principal due under the Loan Documents which was actually paid by Buyer to Seller for payment under the Loan Documents. If as a result of any act or omission of Buyer, the Lenders or Lender impose or charge any default rates of interest, charges, penalties, protective advances and/or any other impositions, charges and/or expenditures, Buyer shall also pay as rent any and all of the foregoing. Such net rent shall be payable monthly to Seller in advance on the first day of each and every calendar month during the term of the Lease. Upon receipt of such payment from Buyer, Seller shall make the corresponding payment due under the Loan Documents pursuant to the terms thereof;
(v) All items to be adjusted under the Amended Contract of Sale between the parties shall be so adjusted with respect to the Leased Properties upon the commencement date of the Lease, and thereafter Buyer shall be responsible at its sole cost and expense for all operating and other costs with respect to the Leased Properties, including without

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
limitation, all real estate taxes, assessments, sewer, water and electric charges, insurance premiums, and repair and/or replacement costs and expenses in order to maintain the same in good order and repair;
(vi) Buyer shall assume as of the commencement date of the Lease all obligations of Seller as landlord under the Tenant Leases, as same may have been modified;
(vii) Buyer shall not permit, cause, place and/or encumber the Leased Properties or Buyer's leasehold interest therein with any mortgages, security agreements, securitized agreements and/or any other liens whatsoever; and
(viii) Seller shall not be obligated to cure, remove, bond over or discharge any title exceptions which arise with respect to any of the Leased Properties and which have been caused directly or indirectly by Buyer or by its actions or omissions.The Lease shall contain such additional terms all of which shall be mutually acceptable to both parties hereunder. Upon the Closing, the Escrow Agent shall release the Deeds to Buyer for recordation (or to the Title Company if Buyer so directs) upon Escrow Agent's receipt of the Purchase Price in readily available Federal funds and upon Buyer's assumption of the obligations represented by the Loan Documents (as same may be amended)."

6. Except as amended hereby, the Contract of Sale is hereby ratified and confirmed by the parties hereto. In the event of any conflict between the Contract of Sale and this Amendment, this Amendment shall prevail and govern. This
Amendment shall be binding upon an shall inure to the benefit of Buyer and Seller and their respective successors and assigns.


IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.

                         SELLER:

                         GOSHEN ASSOCIATES
                         By:

                         /s/ Samuel Ginsburg
                         --------------------------------
                         Samuel Ginsburg, General Partner

                         GRAMATAN ASSOCIATES
                         By:

                         /s/ Samuel Ginsburg
                         --------------------------------
                         Samuel Ginsburg, General Partner

                         WAKEFIELD ASSOCIATES
                         By:

                         /s/ Samuel Ginsburg
                         --------------------------------
                         Samuel Ginsburg, General Partner

                         SCENIC GARDENS ASSOCIATES

                         By:

                         /s/ Samuel Ginsburg
                         --------------------------------
                         Samuel Ginsburg, General Partner

                         KINGSTON ASSOCIATES
                         By:

                         /s/ Samuel Ginsburg
                         --------------------------------
                         Samuel Ginsburg, General Partner


                         BUYER:

WITNESS                  HOME PROPERTIES OF NEW YORK, L.P.
By:                      By:  Home Properties of New York, Inc.

                                    /s/ Richard Crossed
----------------                    -------------------------(Seal)
Name:                         Name: Richard Crossed
Title:                        Title: Executive Vice President

                      CONTRACT OF SALE

     THIS CONTRACT OF SALE (this "Contract") made as of this 1st day of May, 1996, by and between GOSHEN ASSOCIATES, a New York general partnership ("Carriage Seller"), GRAMATAN ASSOCIATES, a New York general partnership and WAKEFIELD ASSOCIATES, a New York general partnership (Gramatan Associates and Wakefield Associates are herein collectively referred to as "Georgetown Seller"), SCENIC GARDENS ASSOCIATES, a New York general partnership ("Lakeshore Seller"), and KINGSTON ASSOCIATES, a New York general partnership ("Sunset Seller"), each having its principal office at 245 Saw Mill River Road, Hawthorne, New York 10532 (Carriage Seller, Georgetown Seller, Lakeshore Seller and Sunset Seller shall be collectively referred to herein as "Seller"), and HOME PROPERTIES OF NEW YORK, L.P., a New York limited partnership, having its principal office at 850 Clinton Square, Rochester, New York 14604 ("Buyer").

                    W I T N E S S E T H :

Carriage Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Carriage Seller, all those certain plots, pieces or parcels of land with the buildings and improvements erected thereon, situate, lying and being at Woodhill Drive in Goshen, in the County of Orange, New
York, being an apartment complex commonly known as Carriage
Hills Apartments and as more particularly described in Exhibit A-1 annexed hereto and made a part hereof
(hereinafter referred to as the "Carriage Premises"), all upon and subject to the terms and conditions herein.

Georgetown Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Georgetown Seller, all those certain plots, pieces or parcels of land with the buildings and improvements erected thereon, situate, lying and being at 19 Brewster Road, in Cornwall, in the County of Orange,
New York, being an apartment complex commonly known as Georgetown Estates and as more particularly described in Exhibit A-2 annexed hereto and made a part hereof
(hereinafter referred to as the "Georgetown Premises"), all upon and subject to the terms and conditions herein.

Lakeshore Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Lakeshore Seller, all those certain plots, pieces or parcels of land with the buildings and improvements erected thereon, situate, lying and being at Route 9W North in Port Ewen in Ulster county, New York, being an apartment complex commonly known as Lakeshore Villas and as more particularly described in Exhibit A-3 annexed hereto and made a part hereof (hereinafter referred to as the "Lakeshore Premises"), all upon and subject to the terms and conditions herein.

Sunset Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Sunset Seller, all those certain plots, pieces or parcels of land with the buildings and improvements erected thereon, situate, lying and being at Locust Street in Kingston in

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
Ulster County, New York, being
an apartment complex commonly known as Sunset Garden
Apartments and as more particularly described in Exhibit A-4 annexed hereto and made a part hereof (hereinafter referred to as the "Sunset Premises"), all upon and subject to the terms and conditions herein.

The Carriage Premises, Georgetown Premises, Lakeshore
Premises and Sunset Premises shall sometimes be referred to herein collectively or individually as the "Premises").

     1. (a) Included in Sale: This sale includes all of the following which are applicable to each Premises (which, together with each such Premises, are hereinafter referred to as the "Carriage Property", "Georgetown Property", "Lakeshore Property" or "Sunset Property", respectively, and collectively the Carriage Property, the Georgetown Property, the Lakeshore Property and the Sunset Property shall be referred to herein as the "Properties" or individually as the "Property"):

          (i) All right, title and interest of Seller in and to the buildings, structures and improvements located in, on or under the Premises; and

          (ii) All right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road or avenue opened or proposed, in front of or adjoining the Premises; and

          (iii) All right, title and interest of Seller in and to all personal property, furniture, fixtures and equipment now and hereafter located at the Premises as described on the attached Exhibit A-5 (hereinafter referred to as the "Personal Property") although Seller makes no representation, warranty or guaranty whatsoever with respect to the Personal Property; and

          (iv) All right, title and interest of Seller in and to all easements, rights-of-way, gores of land, passages, sewer rights, waters, water courses, water rights and powers and all estates, rights, titles, interests, privileges, liberties, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises;

          (v) All security deposits held by Seller pursuant to any leases with tenants at the Premises, now or hereafter made (such tenants being hereinafter referred to as "Tenants" and such leases being hereinafter referred to as "Tenant Leases") and any rents paid or payable pursuant to any Tenant Leases for the period commencing with the "Closing Date" (as hereinafter defined), subject, however, to the terms and conditions hereof; and

          (vi) All right, title and interest of Seller in and to all Tenant Leases, permits, certificates, consents, licenses and concessions of or relating to the possession, use, occupancy or enjoyment of all or any portion of the Premises, whether now existing or hereafter made; and

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
          (vii) All right, title and interest of Seller in and to any and all contracts and agreements, written or oral, expressed or implied, now or hereafter entered into or arising, in connection with any matter related to the Property including, without limitation, any and all service contracts, repair agreements, warranty and guaranty rights, contract deposits, earnest money deposits and payments due or to become due thereunder; and

          (viii) All right, title and interest of Seller in and to the trade name "Carriage Hill Apartments, "Georgetown
Estates", "Lakeshore Villas" and "Sunset Garden Apartments".

     (b) Mortgages. Buyer hereby understands and agrees that it is obligated hereunder to, and shall, purchase (i) the Carriage Property subject to the Carriage Loan Documents which evidence and/or secure an outstanding principal indebtedness of $4,195,693.64 as of March 1, 1996, and (ii) the Georgetown Property subject to the Georgetown Loan Documents which evidence and/or secure an outstanding principal indebtedness of $3,361,483.84 as of March 1, 1996, and (iii) the Lakeshore Property subject to the Lakeshore Loan Documents which evidence and/or secure an outstanding principal indebtedness of $2,927,254.53 as of March 1, 1996, and (iv) the Sunset Property subject to the Sunset Loan Documents which evidence and/or secure an outstanding principal indebtedness of $4,475,819.92 as of March 1, 1996. The Carriage Loan Documents, Georgetown Loan Documents, Lakeshore Loan Documents and Sunset Loan Documents are each defined on Exhibit B attached hereto and made a part hereof. Buyer further understands and agrees that the Carriage Property, the Georgetown Property and the Lakeshore Property plus a parcel of land not subject to this Contract located at Journeys End in Yorktown, New York (the "Journey's End Parcel") are each encumbered by collateral mortgages (as defined in Exhibit B) so that each of the three loans with Key Bank of New York is cross-collateralized via such collateral mortgage which encumbers the other two Properties and Journey's End. Buyer shall have no right, title or interest with respect to Journey's End Parcel and this Contract shall not be deemed to have created any such right, title or interest therein. As a condition of Closing, the Journey's End Parcel shall be released from the lien of the mortgages or SMG Associates shall indemnify the Buyer from and against any and all defaults which SMG Associates shall cause under the Loan Documents.

The Carriage Loan Documents, the Georgetown Loan Documents, the Lakeshore Loan Documents and the Sunset Loan Documents shall be collectively or individually with respect to each Property referred to herein as the "Loan Documents".

     2. Purchase Price. The purchase price (hereinafter referred to as the "Purchase Price") shall be Eighteen
Million and % ($18,000,000.00) Dollars, payable as follows:

     (a) Deposit. Upon the execution and delivery of this Contract, Buyer shall make a deposit (the "First Deposit") in the amount of One Hundred Thousand and % ($100,000.00)
Dollars with The Law Office of Mark D. Ginsburg, located at
245 Saw Mill

River Road, Hawthorne, New York 10532
(hereinafter referred to as "Escrow Agent"). Upon the expiration of the "Due Diligence Period" (as hereinafter defined), Buyer shall make an additional deposit (the "Second Deposit") in the amount of Three Hundred Thousand and % ($300,000.00) Dollars with the Escrow Agent. The First Deposit and the Second Deposit (the First Deposit and, to the extent paid to Escrow Agent, the Second Deposit being hereinafter referred to as the "Contract Deposit") shall be made by check and shall be held in escrow by Escrow Agent in a Federally insured, interest bearing account, with interest payable to the party entitled to receive the Contract Deposit pursuant to the terms of this Contract. The Contract Deposit, together with all accrued interest thereon, shall be applied to the Purchase Price at "Closing" (as hereinafter defined) or if the Closing does not occur shall be paid to Seller unless this Contract expressly provides that it shall be paid to Buyer. If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Contract Deposit, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (l0) days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such ten (l0) day period or if for any other reason the Escrow Agent in good faith shall elect not to make such payment, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Contract or disposition of the same has been directed by a final, nonappealable court order or Escrow Agent may pay the Contract Deposit into court in accordance with proper court procedure. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, except as expressly set forth herein, and that the Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Contract or of any escrow agreement or involving gross negligence. Both parties shall jointly and severally reimburse and indemnify Escrow Agent harmless from and against any and all loss, liability, costs and expenses, including without limitation, reasonable attorneys' fees and expenses as a result of its performance of its duties and obligations under this Contract. Upon making the delivery of the Contract Deposit and interest earned thereon in the manner provided in this Contract, Escrow Agent shall have no further liability hereunder. The Escrow Agent joins in the execution of this Contract solely for the purpose of acknowledging receipt of the First Deposit and its agreement to hold the same pursuant to the terms hereof.

     (b)  Balance at Closing. The balance of the Purchase
Price shall be paid by Buyer at the Closing, by:

          (i) taking title to the Carriage Property subject to and assuming all obligations and liabilities under and/or with respect to the Carriage Loan Documents, taking title to the Georgetown Property subject to and assuming all obligations and liabilities under and/or with respect to the Georgetown Loan Documents, taking title to the Lakeshore Property subject to and assuming all obligations and liabilities under and/or with respect to the Lakeshore Loan Documents, and taking title to the Sunset Property subject to and assuming all obligations and liabilities under and/or with respect to the Sunset Loan Documents; and

          (ii) by paying at Closing the estimated sum of Two Million Six Hundred Thirty-Nine Thousand Seven Hundred Forty-Eight and 07/100 ($2,639,748.07) Dollars, representing the balance of the Purchase Price (after deducting the Contract Deposit), subject to any credits and/or prorations provided for in this Contract. Said payment shall

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
be made by certified or cashier's check payable to Seller, or at Seller's direction to Escrow Agent, for the benefit of Seller and as agent for Seller, provided however, the amount of said estimated sum shall be increased by the difference between the actual outstanding principal balance of the debt evidenced and/or secured by the Loan Documents affecting all four (4) Properties on the date of Closing and the amount declared in paragraphs 1(b)(i) through 1(b)(iv) above as being the current outstanding principal indebtedness evidenced and/or secured by the Loan Documents.

     (c). Mortgage Assumption: It is specifically understood and agreed that as a condition precedent to Seller's respective obligations hereunder, Buyer shall and shall be obligated hereunder to, assume in the name of Buyer, each and every obligation evidenced and/or secured by the Loan Documents affecting all four of the Properties, and Seller shall be fully released from each and every obligation evidenced and/or secured by such Loan Documents, including without limitation, the obligation to repay the indebtedness (or any portion thereof) evidenced and/or secured by the Loan Documents. Seller shall be responsible for all interest and other payments due under the Loan Documents prior to the Closing Date, subject to proration as herein provided. In connection therewith, Buyer hereby agrees to execute any and all documents, instruments and agreements which may be required by Key Bank of New York as the lender under the Loan Documents affecting the Carriage Property, Georgetown Property and the Lakeshore Property and by Marine Midland Bank, N.A., as the lender under the Loan Documents affecting the Sunset Property, in order to effect such assumption by Buyer and such release of Seller. (Key Bank of New York and Marine Midland Bank, N.A. shall be individually referred to herein as the "Lender" and collectively as the "Lenders"). Buyer shall, and hereby agrees to, apply for credit approval within five (5) days after the Effective Date of this Contract with both Lenders and to furnish within such five (5) day period its most recent financial statements and deliver to Lenders any other information which the Lenders may request in order for the Lenders to process the application and to approve the sale of the Properties to Buyer and the assumption of the loans by Buyer. Seller shall pay any and all assumption fees or other charges of the Lenders in connection with the assumption by Buyer of the loan obligations.

It is understood and agreed that the debt secured by (i) the Carriage Mortgage (as defined in Exhibit B) matures on May 1, 1999, (ii) the Georgetown Mortgage (as defined in Exhibit
B) matures on May 1, 1999, and (iii) the Lakeshore Mortgage (as defined in Exhibit B) matures on May 1, 1999, and (iv) the Sunset Mortgage (as defined in Exhibit B) matures on July 1, 1996. Buyer hereby understands and agrees that any prepayment may not be made unless thirty (30) days prior written notice has been duly given to the applicable Lender. Therefore, by executing this Contract, Buyer hereby represents, warrants and covenants not to prepay in whole or in part the debt evidenced and/or secured by the Loan Documents earlier than thirty one(31) days after the Closing actually occurs, and Buyer hereby agrees to indemnify, defend and hold harmless Seller and Martin Ginsburg and
Samuel Ginsburg (Martin Ginsburg and Samuel Ginsburg shall be collectively referred to herein as the "Ginsburgs") from and against any and all liabilities, damages, actions, suits, proceedings, costs, fees and expenses, including without limitation, attorneys' fees and expenses and any and all income and/or any other tax, which

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
Seller and/or the
Ginsburgs may suffer, be subject to and/or may be obligated to pay as a result of any prepayment made before the expiration of said thirty one (31) day period. Notwithstanding the foregoing, if the maturity dates of the loans are accelerated by the Lenders as a condition to their granting consent to the sale of the Properties to Buyer which acceleration results in the imposition of any prepayment premiums or fees, Seller agrees to pay such prepayment premiums or fees. If, however, the maturity dates of the loans are not accelerated by the Lenders as a condition to their granting of such consent, Buyer shall be obligated to pay any and all prepayment premiums or fees which may be imposed on any such prepayment of the loans by Buyer. Nothing contained in the two previous sentences shall be deemed to allow Buyer to prepay any of the loans prior to the expiration of said thirty one (31) day period, as hereinabove provided. It is specifically understood and agreed that all of the agreements, terms, provisions, conditions, representations, warranties and covenants stated in this paragraph shall expressly survive the Closing.

It is further specifically understood and agreed that it is a condition precedent to Seller's obligations hereunder that the Lenders permit the sale of the Properties to Buyer pursuant to the terms and conditions hereof without accelerating such debt or modifying the terms of the Loan Documents except as hereinbelow provided. Seller and Buyer hereby understand and agree that in order to grant its consent to the sale of the Properties, the Lenders (or any one of them) may require that the terms of the loans evidenced and/or secured by the Loan Documents be modified, including without limitation, by increasing the interest rate or accelerating the maturity date of the loans, and may require that Buyer execute any and all loan documents in order to effect such modification to the terms of the loans. Accordingly, Buyer hereby agrees to accept and to agree to any and all of such modified terms of the loans and to execute and deliver any and all of such loan documents which the Lenders shall require as a condition of their granting their consent to the sale of the Properties, subject to the following. If the Lender or Lenders increase the interest rate by more than one (1%) percent or increase any prepayment premium which would be payable currently under the Loan Documents on any prepayment after the 31 day period discussed above, then Seller at Seller's election, in its sole discretion, shall have the right to cancel this Contract or to reimburse Buyer for the amount of the increase in the interest rate greater than one (1%) percent or for the amount of the increase to the prepayment premium, as applicable. If Seller does not elect in writing to reimburse Buyer for such increases, as hereinabove provided, or elect to terminate this Contract, within ten (10) days of Seller being notified of the Lender's or Lenders' intention to require such increases, then Buyer shall have the right to terminate this Contract within five (5) days after the expiration of such ten (10) day period, time being of the essence with respect to the election to terminate before the expiration of such five (5) day period. If the Lender or Lenders refuse to approve the assumption of the Loans by Buyer on any terms or accelerate the maturity date to a date which occurs earlier than thirty one (31) days after the Closing as a condition to approving the assumption of the Loans by Buyer, Seller and Buyer shall each have the right in each instance to cancel this Contract within ten (10) days of (i) Lender's or Lenders' refusal to approve the assumption or (ii) Lender's or Lenders' intention to accelerate the maturity date to a date which is earlier than thirty-one
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
(31) days after the Closing Date as a condition to approving the assumption, as applicable, time being of the essence with respect to such election to terminate before the expiration of such ten (10) day period. If the Buyer or Seller elects to cancel this Contract pursuant to the foregoing provisions, the Contract Deposit shall be returned to Buyer and upon such return, this Contract shall be deemed canceled and of no further force or effect, neither party having any further rights or obligations with respect thereto (except as otherwise expressly provided in this Contract). If, however, the maturity date is accelerated to a date which occurs no earlier than thirty-one (31) days after the Closing Date, no prepayment premium which would be payable after the said thirty-one (31) day period is increased, the interest rate is increased by not more than one (1%) percent or Seller elects in its sole discretion, to pay any increase in the interest rate over the one (1%) percent increase or the increase in the prepayment premium, Buyer hereby understands and specifically agrees to accept (and to execute and deliver) all such modifications and amendments to the Loan Documents requested by the Lenders and hereby understands and agrees that it shall not have the right to terminate this Contract as a result thereof.

Further, Buyer hereby represents, warrants and covenants to Seller to pay in full the entire amount of the indebtedness evidenced and/or secured by the Loan Documents on the stated maturity dates (as same may be modified), and Buyer hereby agrees to indemnify, defend and hold harmless Seller and the Ginsburgs from and against any and all liabilities, damages, actions, suits, proceedings, costs, fees and expenses, including without limitation, attorneys' fees and expenses which Seller and/or the Ginsburgs may suffer, be subject to and/or may be obligated to pay as a result of any failure to pay in full said indebtedness as and when due. Buyer agrees to pay any fees, costs and expenses imposed or required by either or both Lenders, with respect to the satisfaction of said debt. It is hereby specifically understood and agreed that all of the agreements, terms, provisions, conditions, representations, warranties and covenants stated in this paragraph shall expressly survive the closing.

     3. Permitted Encumbrances. Each Property shall be sold and conveyed subject to the following encumbrances
(hereinafter referred to as the "Permitted Exceptions"):

     (a) Subject to Buyer's right to terminate prior to the Due Diligence Expiration Date (as hereinbelow defined), any state of facts a survey and/or inspection of the Property may show;

     (b) Subject to Buyer's right to terminate prior to the Due Diligence Expiration Date, all present and future laws, statutes, codes, ordinances, rules, regulations, restrictions and orders affecting the Property, including without limitation, all zoning and building ordinances and regulations of the city, town and/or village in which the Property is located;

     (c) The lien of real estate taxes, assessments, water charges, sewer rents and municipal charges subject to apportionment as provided for herein;

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
     (d)  All covenants, restrictions, easements,
reservations, conditions, consents and agreements of record although Buyer shall have the right to review the title to the Property pursuant to paragraph 4 below, provided, however, Buyer shall not have the right to raise an objection to title to any of those matters set forth on Exhibit C attached hereto and made a part hereof or to any of the Loan Document as currently in effect;

     (e) All Tenant Leases, subleases, tenancies and rights of occupancy affecting the Property, all as may be affected by any rent laws, regulations, court rulings and court decisions; and to the form of lease being used at the Property, it being understood and agreed that such leases and tenancies may be terminated or expire between the date hereof and the Closing because of expiration, defaults, summary proceedings or for any other reason whatsoever and Seller shall not be liable therefor;

     (f) The rights, if any, relating to construction, maintenance and operation of public utility lines, wires, poles, cables, pipes, distributing boxes and other equipment and installations on, over and under the Property;

     (g) To all violations of Federal, state and local laws, ordinances, regulations, rules, orders or requirements according to or issued by any governmental authority having jurisdiction with respect to the Property, provided, however, Seller hereby represents that to the best of its knowledge without due inquiry it is not aware of any such violations;

     (h) To all maintenance, supply, management and service contracts set forth on Exhibit D annexed hereto and made a part hereof and any and all other such contracts and amendments, extensions or modifications thereto which Seller may enter into in the ordinary course of its business (collectively, the "Service Contracts"), provided, however, Seller hereby agrees that there will be no other Service Contracts which will continue in effect after the Closing except as set forth in Exhibit D, except Seller shall have the right to enter into additional Service Contracts which would bind Buyer if Seller obtains Buyer's prior consent, which consent shall not be unreasonably withheld, denied, delayed or conditioned;

          (i)  Encroachments and projections of walls,
foundations, stoops, cellar steps, areas, cornices, trim or other improvements or installations onto the Property or from the Property onto adjoining property; party walls and party wall rights; variations between the record lot lines of the Property and those shown on the tax map; and consents of record for the erection and maintenance of any structures on, under or above any streets or roads in front of or adjoining the Property; and

          (j)  The Loan Documents as currently in effect.

     4.  Title Review.

     (a) The provisions of this paragraph 4 shall apply equally to each Property. Buyer has the right to review title to the Property and raise objections thereto (except as

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
provided in paragraph 3(d) above) during the ten (10) day period commencing on the date Buyer receives the title insurance commitment with respect to the Property, as discussed below. In the event Buyer wishes to raise any objections to the title to the Property (except as provided in paragraph 3(d) above), Buyer shall follow the procedure set forth in Paragraph 4(b) below. In the event Buyer does not raise any objections to the title to the Property within said ten (10) day period, in accordance with paragraph 4(b) below, then Buyer shall be deemed to have agreed to accept title to the Property in the state as set forth in the title insurance commitment.

     (b) Buyer shall order, within five (5) days after the date on which a fully executed counterpart of this Contract is delivered to Buyer (hereinafter the "Effective Date"), a title insurance commitment (the "Title Commitment") from a reputable title insurance company licensed to do business in the State of New York (hereinafter referred to as the "Title Company") which shall commit to insure at Closing Buyer's title to the Property. Buyer, within ten (10) days after receipt of the Title Commitment, shall notify Seller in writing of any objections as to the marketability of title matters reflected in such Title Commitment (except as may be provided in paragraph 3(d) above). To the extent that Buyer does not furnish Seller with written notice of objections to the Title Commitment, within ten (10) days after receipt of the Title Commitment, Buyer shall be deemed to have waived any such objections to the Title Commitment and the status of title of the Property. If Buyer shall notify Seller in writing of any objections as to the marketability of title as reflected in the Title Commitment within such ten (10) day period, then Seller shall have the right at its option to cure said objections or the right not to cure said objections. Seller shall notify Buyer as to its election within ten (10) days after receipt of Buyer's notice of objections. If Seller shall elect not to cure said objections, then Buyer shall have the right to elect either to accept title subject to such objected items without any reduction in the Purchase Price or to terminate this Contract. Buyer shall notify Seller as to its election within seven (7) days of receipt of Seller's notice to Buyer of its election not to cure said objections. If Buyer shall fail to give Seller such notice of Buyer's election either to accept title or to terminate this Contract within the time specified, it shall be presumed conclusively that Buyer has elected to accept title to the Property subject to such objected items without any reduction in the Purchase Price. If Buyer elects to terminate this Contract within the time specified above, neither Buyer nor Seller shall have any further liability hereunder (except as otherwise expressly provided in this Contract), provided, however, the Contract Deposit (or so much as has been deposited) shall be returned to the Buyer, and Buyer shall be obligated to pay all charges relating to said Title Commitment. In the event Seller elects to cure any objections raised by Buyer concerning said Title Commitment, Seller shall have a reasonable period of time within which to cure such objections. After Buyer has approved the state of title as per the above, Buyer shall have no right to object to the state of title to the Property, except as to any encumbrances on title caused by Seller between said time title was so approved and the date of Closing.

     5. Apportionment. (a) The following are to be apportioned as of midnight of the day prior to the Closing
Date for each Property and shall serve to reduce or increase, as the case may be, the cash to be paid at
Closing:

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
          (i) Real estate taxes, sewer rents, water charges and similar charges (singularly "Imposition" and collectively "Impositions") on the basis of the respective periods for which the same are assessed. If the Closing shall occur before any such Imposition has been fixed, apportionment of such Imposition shall be based on the amount of the Imposition paid for the latest applicable period, but shall be re-apportioned upon receipt of the applicable bills therefor and upon demand of either party;

          (ii)  Utility charges, including without
limitation, water, gas, electrical and telephone services
(to the extent not paid by Tenants), shall be apportioned based on final meter readings or bills, as the case may be.
If the final meter reading or bill for any utility charge has not been rendered for the period in which the Closing
Date occurs, such utility charges shall be adjusted at Closing on the basis of the charges for the most recent prior period, but shall be re-apportioned upon receipt of the final meter readings or applicable utility bills and upon the demand of either party;

          (iii) Current accounts paid or payable under any Service Contracts affecting the Property;

          (iv) All rents actually collected by Seller under the Tenant Leases for the month in which the Closing occurs. Until the Closing, Seller may (but shall not be required to) institute any action or proceeding against any Tenant based upon any default or failure of such Tenant to perform the terms, covenants or conditions of such Tenant's lease or tenancy. At Closing Seller shall furnish to Buyer a schedule of all rents and other charges which are then payable by Tenants of the Property, but which have not been paid as of the Closing Date. Any such delinquent rents or charges collected by Buyer subsequent to the Closing Date for the month in which the Closing occurs (the "Closing Month") shall be pro-rated as of midnight of the day prior to the Closing Date and the pro-rated share payable to Seller shall be remitted to Seller promptly by Buyer. With respect to any months other than the Closing Month, if Buyer collects any such delinquent rents or charges owed by a Tenant or Tenants, then, the first rentals and monies received by Buyer (other than for the Closing Month) from such Tenant or Tenants shall be applied first to pay the rent due for the current month and any excess remaining shall be received in trust by Buyer for the account of Seller in payment of such past due rents or charges and shall be promptly remitted by Buyer to Seller forthwith. Seller shall have the right subsequent to the Closing to bring a legal proceeding against any Tenant to enforce collection of past due rents owed to Seller by said Tenant and Buyer shall make available to Seller all books and records required therefor and shall otherwise cooperate with Seller in connection therewith. All rent collected by Seller after the Closing for any rental periods applicable to any time after the Closing shall belong to Buyer, and if paid to Seller, Seller shall promptly send such rent to Buyer. The provisions of this paragraph shall survive closing.

          (v) At closing, Seller will assign all security deposits given by Tenants at the Property to Buyer, or in the alternative, at Seller's option, make an equivalent

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
adjustment to the cash payable at Closing, and Buyer shall indemnify Seller from and against any and all claims made as a result of any actions or omissions of Buyer with respect thereto. Seller will not release any such security deposits in whole or in part nor retain any security deposits as an offset against unpaid rent due from any Tenant unless the said Tenant is no longer in possession of an apartment at the Property; and

          (vi) All wages of employees of Seller working at the Property, if applicable; and

          (vii) Interest due under the notes secured by the Carriage Mortgage, the Georgetown Mortgage, the Lakeshore
Mortgage and the Sunset Mortgage, respectively, for the month in which the Closing occurs.

     (b) The obligation pursuant to this paragraph 5 to apportion or re-apportion any of the foregoing items at or subsequent to the Closing shall survive the Closing for a period of twelve (12) months. At the expiration of said twelve (12) month period, unless either Seller or Buyer objects to an apportionment or demands a re-apportionment within such twelve (12) month period, all adjustments shall be deemed final.

     6. Assessments; Notices. (a) If at the time of delivery of the "Deeds" (as hereinafter defined), the Property or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments, then, for the purposes of this Contract, all unpaid installments of any such assessment which are due and payable and constitute a lien as of the Closing Date shall be paid and discharged by Seller (subject to apportionment for the period in which the Closing occurs) and all other unpaid installments of any such assessment which are due and payable after the Closing Date shall be the sole responsibility of Buyer (subject to apportionment for the period in which the Closing occurs). This paragraph shall apply equally to each Property

     7. Closing Costs. Seller shall pay at Closing any and all gains tax and transfer tax levied or assessed against or upon the conveyance of title to the Properties. Buyer shall pay at Closing all other costs in connection with this Contract, including without limitation, the premiums and all other costs and expenses charged by the Title Company for the issuance of the Title Commitment and the title insurance policies to Buyer, any and all survey costs and costs and expenses in connection with Buyer's due diligence and other review of the Properties. Buyer also shall pay at Closing the recording fees for the Deeds and all other transfer documents. Buyer shall pay all brokerage commissions and fees in connection with the sale of the Properties by Seller to Buyer. Except as otherwise expressly set forth herein, each party shall pay their own respective fees and costs, including attorney's fees and costs.

     8. Date and Place of Closing. Settlement, the delivery of the Deeds and all other "Closing Documents" (as hereinafter defined) in exchange for the Purchase Price and the closing of title (herein referred to as the "Closing") shall take place in escrow, by mail, at the office of the Escrow Agent on the Closing Date. Except as may be provided in the

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next sentence, the Closing for all of the Properties
shall occur simultaneously. The Closing Date shall be on a date which is thirty (30) days after the expiration of the Due Diligence Period, with respect to the Carriage Property, Georgetown Property and Lakeshore Property, and on the earlier of (i) ten (10) days after the expiration of the Tax Credit Period (as defined in paragraph 12 hereof), and (ii) thirty (30) days after the expiration of the Due Diligence Period if Buyer has obtained the Eligibility Letter (as defined in paragraph 12 hereof), with respect to the Sunset Property. Notwithstanding the foregoing, it is understood and agreed that Seller shall have the right in its sole discretion to extend the Closing Date for a period not to exceed sixty (60) days on five (5) days notice, and/or Seller shall have the right in its sole discretion to accelerate the Closing Date on fifteen (15) days written notice to Buyer (provided such accelerated Closing Date occurs after the expiration of the Due Diligence Period with respect to the Carriage Property, Georgetown Property and Lakeshore Property, and after the Tax Credit Period with respect to the Sunset Property only). The Escrow Agent shall release the Deeds to Buyer for recordation (or to the Title Company if Buyer so directs) upon Escrow Agent's receipt of the Purchase Price in readily available Federal funds and upon Buyer's assumption of the obligations represented by the Loan Documents.

     9.  Delivery At Closing.

     (a) At the Closing, Seller shall deliver to Buyer all of the following with respect to each Property (the "Closing
Documents"):

          (i)  A bargain and sale deed with covenants
against grantor's acts (short form), in substantially the same form as set forth in Exhibit E annexed hereto, conveying the Property to Buyer subject to the Permitted Exceptions and those exceptions listed on Schedule B of the Title Commitment which have not been objected to by Buyer or which have been objected to by Buyer and either been approved or, pursuant to the terms hereof, deemed approved by Buyer pursuant to paragraph 4(b), or cured by Seller (herein individually referred to as the "Deed" and collectively as the "Deeds");

          (ii)  A Bill of Sale conveying all Personal
Property to Buyer without recourse to Seller in substantially the same form as set forth in Exhibit F annexed hereto;

          (iii)  The Tenant Leases;

          (iv)  An original executed Assignment and
Assumption of all Tenant Leases and security deposits made under the Tenant Leases if Seller has not elected to make an adjustment for the security deposits at Closing;

          (v) Notice to all Tenants of the Property, duly executed by Seller, advising said Tenants of the sale of the Property to Buyer and directing that all rents and other payments, as of the Closing Date, be sent to Buyer (or, if Buyer shall so direct, to Buyer's Agent) at the address to be provided by Buyer;

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

          (vi) Seller's affidavit stating Seller's Federal taxpayer identification number and certifying that Seller is not a foreign person, corporation, partnership, trust or estate as defined in the Internal Revenue Code and Regulations thereunder, pursuant to the Foreign Investment in Real Property Tax Act of 1980;

          (vii)  Original executed counterpart of an
Assignment and Assumption of all Service Contracts;

          (viii)  An affidavit of the party executing the
Deed on behalf of Seller and an appropriate resolution or certificate of Seller stating that Seller and any persons acting for or on behalf of Seller are authorized and empowered to make this Contract and to perform all obligations on Seller's part to be performed hereunder and to convey title to the Property and to execute, where necessary, and to deliver all of the Closing Documents referenced herein to Buyer in accordance with the terms and provisions of this Contract;

          (ix) Properly executed transfer and gains tax returns, to the extent required;

          (x)  Keys to the Property;

          (xi)  A current "Rent Roll" (as hereinafter
defined); and

          (xii) Certificates of Occupancy with respect to the Properties, if available.

     (b) At the Closing, Buyer shall deliver to Seller all of the following:

          (i) Payment of the Purchase Price as required by and as adjusted pursuant to the terms and provisions of this Contract;

          (ii) An affidavit of the party executing this Contract on behalf of Buyer and an appropriate resolution or certificate of Buyer, in form reasonably satisfactory to Seller, stating that Buyer and any persons acting for or on behalf of Buyer are authorized and empowered to make this Contract and to perform all obligations on Buyer's part to be performed hereunder;

          (iii)  Original executed and acknowledged
assumption agreement duly executed by Buyer with respect to the Loan Documents as required by paragraph 2(c) hereof;

          (iv) Original executed counterpart of Assignment and Assumption of all Tenant Leases and security deposits made under the Tenant Leases if Seller has not elected to make an adjustment for security deposits at Closing; and

          (v) Original executed counterpart of Assignment and Assumption of all Service Contracts.

     (c) It is understood and agreed that the Assignment and Assumption Agreements referred to above in paragraphs 9(a)(iv), 9(a)(vii), 9(b)(iv) and 9(b)(v) shall contain an indemnity provision pursuant to which Seller will agree to indemnify Buyer and hold Buyer harmless from and against any loss, cost, liability or damages (including reasonable attorneys' fees) which result from, arise out of or relate to (i) any claims arising out of any of the Tenant Leases or security deposits pertaining to any period prior to the Closing Date or (ii) any claims arising out of any of the Service Contracts pertaining to any period prior to the Closing Date, respectively.

     (d) It is understood and agreed that the Assignment and Assumption Agreements referred to above in paragraphs 9(a)(iv), 9(a)(vii), 9(b)(iv) and 9(b)(v) shall contain an indemnity agreement pursuant to which Buyer will agree to indemnify Seller and hold Seller harmless from and against any loss, cost, liability or damages (including reasonable attorneys' fees) which result from, arise out of or relate to (i) any claims arising out of any of the Tenant Leases or security deposits pertaining to any period after the Closing Date commencing with the Closing Date or (ii) any claims arising out of any of the Service Contracts pertaining to any period after the Closing Date commencing with the Closing Date, respectively.

     10.  Rent Roll.

     Annexed hereto and made a part hereof as "Exhibit G" is a complete and correct rent roll with respect to each Property (herein referred to as the "Rent Roll") which sets forth: (i) the name of each Tenant; (ii) each Tenant's apartment; (iii) the current rent; (iv) the expiration date;
(v) the rent actually collected; and (vi) all security deposits. The Rent Roll to be delivered to Buyer at the Closing will be made current as of the Closing Date.

11. Representations. (a) Buyer hereby warrants, represents and agrees that the following are true as of the Effective Date and will be true on the Closing Date and shall survive the Closing Date:

     (i) Buyer is a duly organized and validly existing limited partnership under the laws of the State of New York; has all requisite power and authority to execute and deliver this Contract and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and under such other documents and instruments in order to consummate this Contract in accordance with the terms and conditions hereof, and all necessary actions of the Buyer have been taken to confer all necessary power and authority upon the persons executing this Contract and all documents which are contemplated by this Contract on behalf of Buyer, providing that Seller acknowledges that it is a condition of Buyer's obligations hereunder that the Board of Directors of the general partner of the Buyer approves this Contract on or before the Due Diligence Expiration Date, although it is understood and agreed that Buyer's sole rights and remedies in the event such approval is not obtained shall be the right to terminate this Contract and receive a return of the First Deposit, pursuant to the terms set forth in paragraph 12 hereof; and

     (ii) There is no litigation or law suit pending against Buyer which might adversely effect Buyer's ability to consummate this Contract in accordance with the terms and provisions hereof.

     (b) Seller represents and warrants to Buyer, to the best of Seller's knowledge without independent inquiry:

     (i) To the best of Seller's knowledge, there is no litigation, proceeding or investigation pending, or to the best knowledge of Seller threatened, against or affecting the Properties that might affect or relate to the validity of this Agreement, other than those fully covered by insurance.

     (ii)  There is no pending condemnation of the
Properties or any part thereof.

     (iii) Until Closing, Seller shall make all reasonable efforts not to default under its obligations under the terms of the Tenant Leases encumbering the Properties and under the Service Contracts, subject to Seller exercising its sole but reasonable discretion in exercising its rights and remedies under the Tenant Leases and Service Contracts and at law and in equity, and Seller shall continue to operate the Properties in a commercially reasonable manner.

     (iv) Seller shall permit Buyer to examine and copy all of the leases encumbering the Properties, including all additions, amendments or modifications thereto as provided herein. Seller shall not accept any prepayment of any rent due under any such leases for a period greater than one (1) month in advance other than security deposits.

Irrespective of anything to the contrary contained herein the representations and warranties of Seller, herein contained, shall expire and be of no further effect upon the expiration of 6 months after Closing. This expiration shall not apply to any breach of representation which arises out of an intentional material misrepresentation made by Seller.

The phrase "to the best of Seller' knowledge" or its equivalent shall be deemed to mean the personal and actual knowledge of Samuel Ginsburg only.

     12. Due Diligence. (a) Buyer is hereby granted a period commencing on the Effective Date and terminating on May 21, 1996 (herein referred to as the "Due Diligence Period") to inspect the Properties, Seller's books and records pertaining to the Properties and other information relating to the Properties, at Buyer's sole cost and expense. During the Due Diligence Period, Buyer may perform, at Buyer's sole cost and expense, such items of due diligence as it may deem appropriate, provided Buyer keeps all such information obtained strictly confidential. Seller hereby authorizes Buyer and Buyer's agents, upon reasonable notice and during reasonable business hours, to enter upon the Properties in order to inspect the same and to conduct the desired due diligence including but not limited to, environmental and engineering studies, all at Buyer's sole cost and expense. If Buyer elects not to acquire the Properties pursuant to the terms and conditions hereof, Buyer must notify Seller in writing prior to 5:00 PM on May 21, 1996, time being of the essence with respect to such date and time (the "Due Diligence Expiration Date"). If such written notice is not delivered to Seller by Buyer prior to the Due Diligence Expiration Date, Buyer shall be obligated to deliver to the Escrow Agent the Second Deposit and to close the transaction contemplated hereby pursuant to the terms and conditions hereof, and shall have and shall be deemed to have waived any and all rights to terminate this Contract pursuant to this paragraph. In the event Buyer does timely notify Seller in writing that it has elected to terminate this Contract, the First Deposit shall be returned to Buyer and this Contract shall be deemed to be terminated and neither party shall have any further rights against or obligations to the other, except as otherwise expressly provided in this Contract. For and in consideration of the right to inspect the Properties and to conduct the desired due diligence, Buyer agrees to restore any and all damage to the Properties and/or any of them caused by Buyer and/or Buyer's agents, representatives, brokers, contractors, subcontractors, employees and/or licensees and to indemnify, defend and hold Seller harmless from and against any and all suits, actions, proceedings, damages, losses, liabilities, liens, repairs, fees, costs and expenses (including reasonable attorneys' fees, costs and expenses) caused by Buyer or its agents, representatives, brokers, contractors, subcontractors, employees or licensees or arising out of or relating to Buyer's (or Buyer's agents', representatives', brokers', contractors', subcontractors', employees' or licensees') inspection, activities or entrance on the Properties and/or any one of them. The aforesaid obligation to restore and aforesaid indemnity shall survive the Closing or the earlier termination of this Contract.

It is specifically understood and agreed that the transaction contemplated hereby is an "all or none" transaction meaning that if Buyer elects to terminate this Contract pursuant to any express provision of this Contract (including this paragraph 12) with respect to one or more, but not all, of the Properties, then Buyer's election to terminate shall be deemed to be and shall operate as an election to terminate the entire Contract for all of the Properties (the "All or None Condition"). If such election is made by Buyer, this Contract shall be deemed to be terminated and Buyer shall be entitled to a return of the Contract Deposit (or so much as may have been deposited) and neither party shall have any further right or obligation hereunder except as otherwise expressly provided in this Contract. Notwithstanding the foregoing, in the event Buyer timely elects to terminate this Contract with respect to one or more, but not all, of the Properties, Seller shall have the right, in its sole and absolute discretion, to waive the All or None Condition and to elect to permit Buyer to purchase the Property or Properties with respect to which Buyer did not elect to terminate this Contract, on the terms and conditions set forth herein except Seller and Buyer shall mutually agree upon the purchase price for such Property or Properties. The foregoing provision shall apply to all of the rights of Buyer to terminate this Contract which are expressly set forth herein including paragraphs 4, 12 and 15 hereof, provided, however, this paragraph shall not be deemed to grant to Buyer any right to terminate this Contract not expressly set forth herein.

     (b) With respect to the Sunset Property, Buyer is hereby granted an additional period of thirty (30) days commencing on the day immediately following the Due Diligence Expiration Date and terminating at 5:00 PM on the thirtieth (30th) day after the day immediately following the Due Diligence Expiration Date (the "Tax Credit Period") for the sole reason of attempting to obtain a "Determination of Credit Eligibility" letter (the "Eligibility Letter") from the State of New York regarding Housing Tax Credits under
Section 42 of the Federal Low Income Housing Tax Act (as opposed to a formal award of said Housing Tax Credits) with respect to the Sunset Property on the following terms and conditions. Buyer shall apply for the Eligibility Letter promptly after executing and delivering this Contract and diligently pursue the same. If Buyer obtains an Eligibility Letter on or before 5:00 PM on the day on which the Tax Credit Period expires as hereinabove provided (the "Tax Credit Period Expiration Date"), Buyer shall not have the right to terminate this Contract (but only with respect to the Sunset Property) pursuant to this paragraph. In the event Buyer does not obtain an Eligibility Letter before the Tax Credit Expiration Date, Buyer shall have the right to terminate this Contract (but only with respect to the Sunset Property) provided Buyer delivers written notice to Seller on or before the Tax Credit Period Expiration Date and satisfies the conditions set forth herein. In the event Buyer delivers written notice to Seller on or before the Tax Credit Period Expiration Date that it has elected to terminate this Contract (but only with respect to the Sunset Property) time being of the essence with respect to such Tax Credit Period Expiration Date, Buyer shall receive a credit to the Purchase Price in the amount of Five Million Three Hundred Thousand and 00/100 ($5,300,000.00) Dollars. If this Contract is terminated with respect to the Sunset Property pursuant to the terms herein, this Contract shall not be, and shall not be deemed to be, terminated with respect to any of the other Properties and Buyer's obligations shall be as set forth herein without change except that Buyer shall not be obligated to purchase the Sunset Property (and shall receive such credit to the Purchase Price). In the event Buyer fails to deliver such written notice to Seller on or before the Tax Credit Period Expiration Date, Buyer shall no longer have the right to terminate this Contract as set forth above. Further, it is understood and agreed that as a condition to Buyer's exercise of its right to terminate as set forth in this paragraph, Buyer shall deliver to Seller written proof that it submitted all necessary applications and documentation to the Department of Housing and Urban Renewal in order to apply for and obtain the Eligibility Letter and written proof that such application for the Eligibility Letter was denied. It is specifically understood and agreed that Buyer shall not have the right to terminate this Contract as provided in this paragraph in the event Buyer was granted an allocation for Housing Tax Credits or the Eligibility Letter was issued but was not able to make an offering and/or to syndicate and/or sell the Sunset Property along with the allocation of Housing Tax Credits at all or prior to the Tax Credit Period Expiration Date. Buyer's right to terminate this Contract as hereinabove provided shall only apply to Buyer's inability to obtain the Eligibility Letter for the Sunset Property, as hereinabove provided, and shall not apply to any other due diligence matters with respect to the Sunset Property, it being understood and agreed that any right of Buyer to terminate this Contract with respect to such other matters shall be governed by paragraph 12(a) of this Contract.

     (c)  The following provision shall apply to each
Property.  It is expressly agreed and understood that Buyer
is purchasing the Property to be conveyed hereunder in an
"as is" condition as of the date hereof and with all faults
and Buyer hereby assumes the responsibility of all use,
wear, tear and deterioration between the date of this
Contract and the date of Closing.  Except as to any
representation of Seller expressly provided herein and
expressly stated to survive Closing, is understood and
agreed that Seller is not making and specifically disclaims
any warranties or representations of any kind or character,
express or implied, with respect to the Property, including, but not limited to, warranties or representations as to
matters of title, zoning, tax consequences, physical or
environmental conditions, occupancy, availability of access, ingress or egress, operating history or projections,
valuation, governmental approvals, governmental regulations
or any other matter or thing relating to or affecting the
Property including, without limitation:   (i)  the value,
condition, merchantability, marketability, profitability, suitability or fitness for a particular use or purpose of the Property, and (ii) the manner, quality, state of repair or lack of repair of the Property. Buyer agrees that with respect to the Property, Buyer has not relied upon and will not rely upon, either directly or indirectly, any representation or warranty of Seller or any agent, broker, employee, servant, representative or affiliate of Seller.
Buyer represents and warrants that it is a knowledgeable
Buyer of property and that it is relying solely on its own expertise and that of Buyer's consultants, and that Buyer shall assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not be revealed by any inspections or investigations which Buyer may perform. Buyer acknowledges and agrees that there are no oral agreements, warranties or representations collateral to or affecting the Property by Seller or any agent or affiliate of Seller or any third party. Buyer expressly agrees that the terms and conditions of this paragraph shall expressly survive the Closing and not merge therein and Seller is not liable or bound in any manner for any verbal or written statements, representations or information pertaining to the Property furnished by any agent, broker, employee, servant, representative or affiliate of Seller or any other person.

     (d) Seller shall provide Buyer with copies of the following within ten (10) days after the Effective Date:

          (i)  The most current Rent Roll for each Property;

          (ii)  A copy of the form of the Tenant Leases;

          (iii)  The most recent tax bills for all real
estate taxes payable with respect to each Property;

          (iv)  Recent utility bills for each Property; and

          (ix) Service Contracts relating to each Property as of the Effective Date.

     13. Condemnation/Casualty. This paragraph 13 shall apply to all of the Properties. (a) Buyer shall have no right to terminate this Contract in the event a casualty occurs, or in the event of the institution of any proceedings, judicial, administrative or otherwise, prior to Closing which shall relate to the proposed taking of any portion of the Property by eminent domain, or in the event notice of such proceeding is given before Closing, or in the event of the taking of any portion of the Property by eminent domain prior to Closing. In the event of any of the foregoing, there shall be no reduction to the Purchase Price payable by Buyer hereunder and Seller, at Closing, shall assign and/or pay over to Buyer all proceeds and awards of such casualty or taking which Seller received after the Effective Date, less any reasonable amount which Seller may have been obligated to pay for repairs or restoration of the damage and/or in negotiating and obtaining the award or proceeds. Notwithstanding the foregoing, Buyer shall have the right to terminate this Contract in the event a casualty occurs which would take more than one hundred twenty (120) days, as estimated by Seller's architect, to restore the Property after adjustment of the insurance proceeds, or if a taking occurs which results in a loss of more than thirty three (33%) percent of the parking lot or a portion of the actual apartment building. If Buyer elects to terminate this Contract with respect to one of the Properties, Buyer shall notify Seller in writing within ten (10) days after the occurrence of the casualty or after determination of the amount of land (or building) being taken, as applicable, and Buyer shall be entitled to a credit to the Purchase Price in an amount reasonably acceptable to both parties.

     (b)  Upon the expiration of the Due Diligence Period,
Seller shall not settle any claim with respect to any eminent domain proceeding concerning the Property or any part thereof without obtaining Buyer's prior written consent in each case, which consent shall not be unreasonably withheld, denied or delayed.

     (c) Seller hereby agrees to furnish Buyer with written notification of any such eminent domain proceeding within five (5) business days after receipt by Seller of notice of the same.

     14. Buyer's Default. Should Buyer default in the performance of any of the terms of this Contract, Seller's sole remedy with respect thereto shall be to retain the Contract Deposit paid on account of this Contract, together with any and all accrued interest thereon, as liquidated damages, whereupon this Contract shall become null and void, neither party having any further rights against the other, except as otherwise expressly provided in this Contract.
The foregoing notwithstanding, if Buyer's default consists of any act or failure to act, Seller shall give Buyer written notice describing such default and shall afford Buyer ten (10) days to cure such default before availing itself of Seller's remedy under this paragraph.

     15. Seller's Default. Should Seller default in the performance of any of the terms of this Contract, Buyer shall have the right to seek specific performance of this Contract or the right to terminate this Contract by giving written notice of termination to Seller. If Buyer should elect to terminate this Contract, the Contract Deposit, with any and all accrued interest thereon, shall be immediately refunded to Buyer. The foregoing notwithstanding, if Seller's default consists of any act or failure to act, Buyer shall give Seller written notice describing such default and shall afford Seller ten (10) days to cure such default before availing itself of Buyer's remedies under this paragraph.

     16. Notices. All notices given or required to be given hereunder shall be deemed to be duly given only if sent by registered or certified mail, return receipt requested and deposited postage prepaid in a post office branch or box regularly maintained or if sent by a reputable national overnight service (for next day delivery) addressed to the parties at their respective addresses set forth herein below or if sent by facsimile transmission to the numbers indicated below:

     If to Seller:            Ginsburg Development Corp.
                         245 Saw Mill River Road
                         Hawthorne, New York 10532
                         Attn:  Martin Ginsburg
                         Fax:  (914) 747-1608

     With a copy to:          Mark D. Ginsburg, Esq.
                         245 Saw Mill River Road
                         Hawthorne, New York 10532
                         Fax:  (914) 747-1608

     If to Buyer:             Home Properties of New York, L.P.
                         850 Clinton Square
                         Rochester, New York 14604
                         Attn:  Richard Crossed
                         Fax:  (716) 546-5433

or to such other address as either party may designate in accordance with this paragraph. Any such notice shall be deemed effective on the earlier of receipt (with acknowledgment) or the third business day after mailing or the next day after delivery to such overnight service or, in the case of a facsimile transmission, upon receipt of a statement indicating that the transmission was successfully completed, except that any notice of change of address shall be effective only upon actual receipt. The attorney for each party shall have the power to give any notice required or desired to be given under this Contract with the same force and effect as if the same had been given by such party.

     17. Broker. (a) Each party hereto represents to the other that it has had no dealings with any other broker, agent or finder in connection with this transaction except for Robert Smielgher (hereinafter referred to as the "Broker").

          (b) Buyer agrees to pay any and all commissions due to the Broker at Closing if any is in fact due (and shall not receive any credit to the Purchase Price for the payment of such commission or any other commission). Buyer hereby agrees to defend, indemnify and hold Seller harmless against and from any and all claims of Broker with respect to such commission and any costs incurred by Seller in connection therewith (including, without limitation, reasonable attorneys' fees and expenses). The provisions of this subparagraph 17(b) shall survive the Closing or earlier termination of this Contract.

          (c) Except as provided in paragraph 17(b) above, Buyer and Seller each represents and warrants to the other that in the event any other claim is made for a broker's commission or finder's fee as a result of acts or actions of one of them with respect to this transaction, the party because of whose acts or actions such claim is made (hereinafter referred to as the "Indemnitor"), its successor and assigns, hereby agrees to indemnify, defend and hold harmless the other party (hereinafter referred to as the "Indemnitee") from and against any and all loss, cost, damage, liability or expense

(including reasonable
attorney's fees and expenses) which Indemnitee may sustain, incur or be exposed to by reason of any such claim. The provisions of this subparagraph 17(c) shall survive the Closing or any earlier termination of this Contract.

     18. Modifications. This Contract may not be modified or supplemented except by an instrument in writing signed by the party to be charged or such party's attorney.

     19. No Waiver. No waiver by either party of any failure or refusal by the other party to comply with its obligations under this Contract shall be valid unless in writing and signed by the party to be charged or such party's attorney and no such waiver shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

     20. Governing Law/Waiver of Jury. This Contract and all transactions contemplated by this Contract shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Both Buyer and Seller hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Contract.

     21. Recordation. Buyer covenants and agrees that in no event will Buyer record or cause to be recorded this Contract or any memorandum thereof or any affidavit, assignment or other document relating to this Contract and that if Buyer breaches the provisions of this paragraph, Seller shall have the option of terminating this Contract and retaining the Contract Deposit as liquidated damages in addition to any other rights that Seller may have.

     22. Seller's Obligations: If Seller is unable to transfer title to Buyer in accordance with this Contract, Seller's sole obligation shall be to refund the Contract Deposit (or so much thereof as has been deposited) to Buyer. After the Contract Deposit (or so much thereof as has been deposited) is paid to Buyer, neither party shall have any rights or obligations to the other and this Contract shall be null and void, except as otherwise expressly provided in this Contract.

     23. Arms Length. This Contract and any exhibits hereto have been negotiated at arms length by Seller and Buyer and the parties hereto mutually agree that, for the purpose of construing the terms of this Contract or any of the exhibits hereto, neither party shall be deemed to have been responsible for the drafting thereof.

     24. Entire Agreement. All prior understandings, agreements and negotiations by and between the parties hereto are merged in this Contract, which also constitutes the entire agreement of the parties and shall inure to and bind the successors and permitted assigns of the respective parties hereto.

     25. Partial Invalidity. If any term or provision of this Contract or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Contract or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Contract shall be valid and enforceable to the fullest extent of the law.

     26. Headings. The headings of the paragraphs of this Contract have been inserted for convenience of reference only and shall not constitute a part hereof.

     27. Counterparts. This Contract may be signed by the parties in counterparts, both of which, when taken together, shall be deemed an original Contract.

     28. Cumulative Remedies. Each and every of the rights, benefits and remedies conferred by this Contract or any document executed pursuant to this Contract, are cumulative and shall not be exclusive of any other of said rights, remedies and benefits allowed by law or equity to the parties, subject, however, to the provisions of paragraphs 14 and 15 hereof.

     29. Attorneys' Fees. Seller and Buyer agree that, in the event of any litigation arising between the parties in connection with this Contract, the losing party shall be responsible for payment of the reasonable attorneys' fees of the successful party (at trial and all appellate levels).

     30. Survival. Buyer agrees that upon the delivery of the Deed at Closing for each Property, it shall be deemed and considered as full compliance by Seller of all representations and warranties made by Seller in this Contract, and all obligations and agreements by Seller to be performed unless expressly stated herein to survive.

     31. Assignment. This Contract may not be assigned by Buyer without the consent of Seller on or before the Closing Date, and in the event any assignment is consented to by Seller, the assignee must assume all of the obligations and liabilities of Buyer hereunder.

     32. Tax Deferred Exchange. Seller has advised Buyer of its intention to seek to effect a tax deferred exchange pursuant to Section 1031 of the Internal Revenue Code, in connection with the conveyance of the Properties (or any one or several of them). If Seller is able to negotiate terms acceptable to Seller for the transfer or acquisition of an exchange property or properties, then Buyer agrees to accommodate Seller in seeking to effect a tax deferred exchange for that property or properties. Seller shall have the right, expressly reserved here, to transfer the Property in exchange for such exchange property or exchange properties so identified by Seller so that Seller shall become the owner of the exchange property or properties and the owner of the exchange property or properties shall become the owner of the Property or Properties subject to all obligations of Seller hereunder. The owner of the exchange property then shall complete this Contract. In the alternative, Buyer agrees to cooperate with Seller with respect to such exchange and agrees to execute all documentation required to effectuate such exchange, including, but not limited to, an Exchange Trust Agreement and Designation of Exchange Property in accordance with the forms as set forth in Exhibit H annexed hereto and made a part hereof. Buyer makes no warranty whatsoever with respect to the qualification of the transaction for tax deferred exchange treatment under Section 1031 and Buyer shall have no responsibility, obligation or liability with respect to the tax consequences to Seller.

Buyer's expenses
with respect to the conveyance of the Property shall be limited to the expenses as set forth in this Contract
(although Buyer shall be responsible for its own attorneys' fees and expenses). The covenants and obligations contained in this Paragraph shall survive the Closing.

     33. Confidentiality. By executing this Agreement and except as otherwise provided herein, prior to the Closing
Seller agrees to keep any and all information with respect to the transactions contemplated by this Agreement strictly confidential, and will not disclose any such information, without the Buyer's prior written consent except as may be necessary to satisfy Seller's obligations hereunder and/or to close the transaction contemplated hereby.

     34. Financial Access. Seller will provide a signed representation letter as prescribed by Generally Accepted
Auditing Standards as promulgated by the Auditing Standards
Division of the American Institute of Public Accountants which representation is required to enable an Independent
Public Accountant to render an opinion on Buyer's financial statements. Seller will provide access by Buyer's representatives, upon reasonable notice and during reasonable business hours, to all financial and other information relating to the Properties as is sufficient to enable them to prepare audited financial statements, at Buyer's expense, in conformity with Regulation S-X of the Securities and Exchange Commission (the "Commission") and any registration statement, report or disclosure statement required to be filed with the Commission.

     IN WITNESS WHEREOF, this Contract has been duly executed by the parties hereto as of the day and year first above written.

                         SELLER:

                         GOSHEN ASSOCIATES
                         By:

                         /s/ Samuel Ginsburg
                         --------------------------------
                         Samuel Ginsburg, General Partner

                         GRAMATAN ASSOCIATES
                         By:

                         /s/ Samuel Ginsburg
                         --------------------------------
                         Samuel Ginsburg, General Partner

                         WAKEFIELD ASSOCIATES
                         By:

                         /s/ Samuel Ginsburg
                         --------------------------------
                         Samuel Ginsburg, General Partner

                         SCENIC GARDENS ASSOCIATES
                         By:

                         /s/ Samuel Ginsburg
                         --------------------------------
                         Samuel Ginsburg, General Partner

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
                         KINGSTON ASSOCIATES
                         By:

                         /s/ Samuel Ginsburg
                         --------------------------------
                         Samuel Ginsburg, General Partner


                         BUYER:

WITNESS                  HOME PROPERTIES OF NEW YORK, L.P.
By:                      By:  Home Properties of New York, Inc.

/s/ Ann M. McCormick     /s/ Richard Crossed
--------------------     -----------------------(Seal)
Name:  Ann M. McCormick  Name: Richard Crossed
Title: Secretary         Title:   Executive Vice President

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

The undersigned has executed this Contract solely to acknowledge receipt of the First Deposit and to confirm its acceptance of the duties of Escrow Agent as set forth in paragraph 2(a) hereof.


Law Office of Mark D. Ginsburg
By:
/s/ Mark D. Ginsburg, Esq.
___________________________
Mark D. Ginsburg, Esq.


  Exhibits to be attached and made a part of this Contract:


     Exhibit A-1 - Legal Description for Carriage Premises

     Exhibit A-2 - Legal Description for Georgetown Premises

     Exhibit A-3 - Legal Description for Lakeshore Premises

     Exhibit A-4 - Legal Description for Sunset Premises

     Exhibit A-5 - Personal Property

     Exhibit B - Loan Documents

     Exhibit C - Title Exceptions

     Exhibit D - Service Contracts

     Exhibit E - Limited Warranty Deed

     Exhibit F - Bill of Sale

     Exhibit G - Rent Roll

     Exhibit H -Exchange Trust Agreement
                       Designation of Exchange Properties



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